As filed with the Securities and Exchange Commission on _________, 2014

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        Under The Securities Act of l933

                               CEL-SCI CORPORATION
                           --------------------------
              (Exact name of issuer as specified in its charter)

      Colorado                                     84-0916344
--------------------                        --------------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

       8229 Boone Blvd., Suite 802
            Vienna, Virginia                                 22182
     ------------------------------                        --------
(Address of Principal Executive Offices)                  (Zip Code)

                      2013 Non-Qualified Stock Option Plan
                         2014 Incentive Stock Bonus Plan
                             ----------------------
                              (Full Title of Plan)

                                Geert R. Kersten
                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                             Vienna, Virginia 22182
                     -------------------------------------
                     (Name and address of agent for service)

                                 (703)506-9460
                            -----------------------
         (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                Hart & Hart, LLC
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061


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



                         CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed
Title of                                   maximum       maximum
securities                  Amount        offering      aggregate     Amount of
 to be                      to be          price        offering    registration
registered               registered (1)  per share (2)    price          fee
-------------------------------------------------------------------------------

Common Stock issuable
pursuant to 2013 Non-
Qualified Stock Option
Plan                       2,000,000

Common Stock issuable
pursuant to 2014
Incentive Stock Bonus
Plan                      16,000,000
                          ----------
                          18,000,000      $1.11         $19,980,000    $2,574
                          ==========      =====         ===========    ======

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Option and Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Stock Option and Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on August 18, 2014.



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



                               CEL-SCI CORPORATION
              Cross Reference Sheet Required Pursuant to Rule 404

                                      PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.   Form S-8 Caption                          Caption in Prospectus
----   ----------------                          ---------------------

  1. Plan Information

      (a)  General Plan Information             Stock Option and Bonus Plans

      (b)  Securities to be Offered             Stock Option and Bonus Plans

      (c)  Employees who may Participate        Stock Option and Bonus Plans
           in the Plan

      (d)  Purchase of Securities Pursuant      Stock Option and Bonus Plans
           to the Plan and Payment for
           Securities Offered

      (e)  Resale Restrictions                  Resale of Shares by Affiliates

      (f)  Tax Effects of Plan  Participation   Stock Option and Bonus Plans

      (g) Investment of Funds                   Not Applicable

      (h)  Withdrawal from the Plan;            Other Information Regarding
           Assignment of Interest               the Plans


      (i)  Forfeitures and Penalties            Other Information Regarding
                                                the Plans

      (j)  Charges and Deductions and           Other Information Regarding
           Liens Therefore                      the Plans

2.  Registrant Information and Employee         Available Information, Documents
    Plan Annual Information                     Incorporated by Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

      The following documents filed with the Commission by CEL-SCI (Commission File No. 001-11889) are incorporated by reference into this prospectus:

(1)  Annual Report on Form 10-K for the fiscal year ended September 30, 2013.
(2)  Report on Form 8-K filed on October 10, 2013.
(3)  Report on Form 8-K filed on October 11, 2013.
(4)  Report on Form 8-K filed on November 1, 2013.
(5)  Report on Form 8-K filed on December 19, 2013.
(6)  Report on Form 8-K filed on December 24, 2013.
(7)  Report on Form 8-K filed on April 14, 2014.
(8)  Report on Form 8-K filed on April 15, 2014.
(9)  Report on Form 8-K filed on April 18, 2014.
(10) Quarterly report on Form 10-Q for the three months ended December 31, 2013.
(11) Quarterly report on Form 10-Q for the six months ended March 31, 2014.
(12) Proxy statement relating to the annual meeting of hareholders to be held on July 22, 2014.
(13) Report on Form 8-K filed on July 23, 2014.
(14) Report on Form 8-K filed on August 7, 2014.
(15) Quarterly report on Form 10-Q for the nine months ended June 30, 2014.

     All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed

     With respect to any restricted securities reoffered or resold pursuant to this registration statement, the Company relied upon the exemption provided by
Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the securities acquired them for their own accounts.

Item  8  -   Exhibits

4  - Instruments Defining Rights of
     Security Holders                       _______________________

   (a) - Common Stock                       Incorporated by reference to
                                            Exhibit  4(a) of the Company's
                                            Registration  Statements  on  Form
                                            S-l, File  Nos. 2-85547-D and
                                            33-7531.

  (b) - 2013 Non-Qualified Stock Option     _______________________
        Plan

  (c) - 2014 Incentive Stock Bonus Plan     _______________________



  5 - Opinion Regarding Legality            _______________________


 l5 - Letter Regarding Unaudited Interim
      Financial Information                 None

 23 - Consent of Independent Public         _______________________
      Accountants and Attorneys

 24 - Power of Attorney                     Included in the signature page of
                                            this Registration Statement

 99 - Additional Exhibits
    (Re-Offer Prospectus)                   _______________________

Item 9 - Undertakings

    (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, or each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, State of Virginia, on August 19, 2014.

                                       CEL-SCI CORPORATION

                                       By: /s/ Maximilian de Clara
                                           ---------------------------------
                                           Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date

 /s/ Maximilian de Clara         Director and President    August 19, 2014
-------------------------
Maximilian de Clara

/s/ Geert R. Kersten             Director, Principal       August 19, 2014
-------------------------        Executive, Financial
Geert R. Kersten                 and Accounting Officer

                                 Director
-------------------------
Alexander G. Esterhazy

                                 Director
-------------------------
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young               Director                  August 19, 2014
-------------------------
Peter R. Young, Ph.D.

                           FORM S-8CEL-SCI Corporation
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22182


                                    EXHIBITS